Exhibit 99.2

Form of Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Monique Green, the Chief Financial Officer of Sunland Entertainment Co., Inc., certify that the Form 10-QSB for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSB for the quarterly period ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Sunland Entertainment Co., Inc.

/s/ Monique Green
Monique Green, Chief Financial Officer
August 19, 2002